EXHIBIT 99

Investor News	NYSE: PEG

For further information, contact:

• Kathleen A. Lally, Vice President – Investor Relations	Phone: 973-430-6565
• Carlotta Chan, Manager - Investor Relations	Phone: 973-430-6596

PSEG ANNOUNCES 2017 RESULTS

NET INCOME OF $3.10 PER SHARE

Non-GAAP Operating Earnings of $2.93 Per Share

Common Dividend Increased 4.7%

Non-GAAP 2018 Operating Earnings Guidance $3.00 - $3.20 Per Share

(February 23, 2018 – Newark, NJ) Public Service Enterprise Group (PSEG) reported 2017 Net Income of $1,574 million, or $3.10 per share, as compared to Net Income of $887 million, or $1.75 per share, for 2016. Non-GAAP Operating Earnings for the year 2017 were $1,488 million, or $2.93 per share, compared to $1,475 million, or $2.90 per share for 2016. Compared to 2016, Net Income for 2017 benefited from a revaluation of deferred tax liabilities associated with a reduction in the Federal corporate tax rate, lower reserves for leveraged lease impairments, and gains on Nuclear Decommissioning Trust (NDT) offset by higher expenses associated with the retirement of the Hudson and Mercer generating stations.

PSEG also reported Net Income for the fourth quarter of 2017 of $956 million, or $1.88 per share. This compares to a Net Loss of $98 million, or $0.19 per share, for the 2016 fourth quarter. Non-GAAP Operating Earnings for the fourth quarter of 2017 were $289 million, or $0.57 per share, compared to fourth quarter 2016 non-GAAP Operating Earnings of $279 million, or $0.54 per share. Net Income for the fourth quarter of 2017 reflects a revaluation of deferred tax liabilities associated with a reduction in the Federal corporate tax rate and NDT and Mark-to-Market activity. The Net Loss in the fourth quarter of 2016 reflects incremental depreciation expense and other expenses associated with the early retirement of the Hudson and Mercer generating stations in addition to NDT and Mark-to-Market activity.

“We ended 2017 on a strong note with operating earnings for the year above the mid-point of our guidance” said Ralph Izzo, Chairman, President and Chief Executive Officer. “Successful execution of PSE&G’s capital program and strong operations at PSEG Power contributed to our full year results. The successes of 2017 were the result of the outstanding effort of our dedicated workforce, and position us well as we seek to continue to execute on our strategy to provide long-term value to our shareholders by meeting the needs of our customers and the communities we serve. The recent action by the Board of Directors to increase the common dividend by 4.7% to the indicative annual rate of $1.80 per share is recognition of our financial strength and commitment to growth.”

The tables below provide a reconciliation of PSEG’s Net Income to non-GAAP Operating Earnings for the full year and fourth quarter. See Attachment 11 for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings.

PSEG CONSOLIDATED RESULTS (unaudited)

Full-Year Comparative Results

2017 and 2016

	Income		Diluted Earnings
	($ millions)		Per Share
	2017	2016	2017	2016
Net Income	$1,574	$887	$3.10	$1.75
Reconciling Items*	(86)	588	(0.17)	1.15

Non-GAAP Operating Earnings	$1,488	$1,475	$2.93	$2.90

		Avg. Shares	507M	508M

See Attachment 11

PSEG CONSOLIDATED RESULTS (unaudited)

Fourth Quarter Comparative Results

2017 and 2016

	Income/(Loss)		Diluted Earnings
	($ millions)		Per Share
	2017	2016	2017	2016
Net Income/(Loss)	$956	$(98)	$1.88	$(0.19)
Reconciling Items*	(667)	377	(1.31)	0.73

Non-GAAP Operating Earnings	$289	$279	$0.57	$0.54

		Avg. Shares	508M	508M

See Attachment 11

Ralph Izzo went on to say, “We enter 2018 from a position of financial strength aided by a strong balance sheet, continued execution of our strategic growth objectives and tax reform. For 2018, we forecast 6% growth in non-GAAP Operating Earnings at the mid-point of our guidance of $3.00 - $3.20 per share. This is possible, despite the challenges we continue to face in wholesale power markets especially at our nuclear plants, due to continued growth at PSE&G and a $0.16 per share benefit to the bottom line of our unregulated businesses from a reduction in the federal tax rate.”

The following table outlines PSEG’s 2017 non-GAAP Operating Earnings by subsidiary and expectations for 2018.

2018 Non-GAAP Operating Earnings Guidance and

2017 Non-GAAP Operating Earnings

($ millions, except EPS)

	2018E	2017A
PSE&G	$1,000 - $1,030	$963
PSEG Power	$485 - $560	$505
PSEG Enterprise/Other	$35 - $35	$20
Non-GAAP Operating Earnings	$1,520 - $1,625	$1,488

Non-GAAP EPS	$3.00 - $3.20	$2.93

E = Estimate A= Actual

Non-GAAP Operating Earnings Review and Outlook by Operating Subsidiary

See Attachments 5 and 6 for detail regarding the quarter-over-quarter and year-over-year reconciliations for each of PSEG’s businesses.

PSE&G

PSE&G reported Net Income of $220 million ($0.43 per share) for the fourth quarter bringing full year Net Income to $973 million ($1.92 per share). Non-GAAP Operating Earnings for the fourth quarter of 2017 were $210 million ($0.41 per share) bringing non-GAAP Operating Earnings for the full year to $963 million ($1.90 per share). On a comparative basis, PSE&G reported Net Income of $193 million ($0.38 per share) and $889 million ($1.75 per share) for the fourth quarter and full year 2016, respectively.

PSE&G’s Net Income in the fourth quarter reflects continued growth in earnings on its increased level of investment in Transmission and Distribution infrastructure.

Growth in PSE&G’s investment in transmission improved quarter-over-quarter Net Income comparisons by $0.03 per share. Recovery of investment in gas distribution made under PSE&G’s Energy Strong and Gas System Modernization Programs increased quarter-over-quarter Net Income by $0.01 per share. Colder than normal weather as compared to more normal weather conditions in the year-ago quarter improved Net Income by $0.01 per share. An increase in O&M expenses associated with preventative and corrective maintenance reduced quarter over quarter Net Income by $0.02 per share.

Electric sales, on a weather-normalized basis, declined 0.9% in the fourth quarter compared to the year-ago quarter as a decline in Residential and Industrial sales more than offset growth in Commercial sales. For the year, weather-normalized electric sales declined 0.4%. Weather-normalized gas sales for the quarter declined 1.0% as a reduction in sales to Residential customers was partially offset by growth in sales to Commercial and Industrial customers. For the year, growth in weather-normalized gas sales of 1.2% was led by growth from Commercial and Industrial customers.

PSE&G, in January 2018, filed a distribution base rate case as required by the NJ Board of Public Utilities (BPU) as a condition of approval in 2014 of its Energy Strong Program. The filing reflected an approximate one percent increase in revenues ($95 million) primarily to recover investments made to strengthen electric and gas distribution systems. In its filing, PSE&G requested that these rates take into account an approximate $130 million reduction in the revenue requirement as a result of the federal corporate income tax rate reduction from 35% to 21% provided in the Tax Cuts and Jobs Act (the Tax Act), a one-time credit for estimated excess income taxes collected between January 1, 2018 and the time the rates go into effect, and the flow back to customers of certain additional tax benefits. The filing will be updated to incorporate the full impact of the Tax Act including the potential impacts of a recent BPU order requiring utilities to reflect the reduction in the federal tax rate in bills effective April 1, 2018. PSE&G anticipates the new base rates will take effect in the fourth quarter of 2018.

In January 2018, PSE&G filed a revised 2018 Annual Transmission Formula Rate with the Federal Energy Regulatory Commission (FERC) reducing the 2018 transmission annual revenue requirement by $148 million to reflect the lower federal corporate income tax rate. Combined, the lower federal tax requirement reduces PSE&G’s annual distribution and transmission revenue requirement by approximately $275 million.

PSE&G’s $3.1 billion investment in 2017 to upgrade and expand its transmission and distribution system led to a 12.5% increase in rate base to $17 billion at year-end.

For the 16th year in a row, PSE&G’s work to protect and strengthen the system yielded recognition as the most reliable electric utility in the Mid-Atlantic region.

PSE&G’s Net Income for 2018 is forecasted at $1,000 million - $1,030 million.

PSEG Power

PSEG Power reported Net Income of $610 million ($1.20 per share) in the fourth quarter of 2017 versus a Net Loss of $302 million ($0.59 per share) for the fourth quarter of 2016. For the full year 2017, PSEG Power reported Net Income of $479 million ($0.94 per share) versus Net Income for the full year 2016 of $18 million ($0.04 per share).

PSEG Power reported non-GAAP Operating Earnings of $100 million ($0.20 per share) for the fourth quarter of 2017 and non-GAAP Adjusted EBITDA of $196 million bringing full year non-GAAP Operating Earnings to $505 million ($1.00 per share) and non-GAAP Adjusted EBITDA to $1,172 million. On a comparative basis, PSEG Power reported non-GAAP Operating Earnings of $69 million ($0.13 per share) and non-GAAP Adjusted EBITDA of $155 million for the fourth quarter of 2016 and non-GAAP Operating Earnings of $514 million ($1.01 per share) and non-GAAP Adjusted EBITDA of $1,201 million for the full year 2016.

Power’s fourth quarter Net Income includes a one-time, non-cash benefit of $588 million associated with a revaluation of deferred tax liabilities stemming from the reduction in the federal income tax rate to 21%. The company’s fourth quarter results also reflect an improvement in margins.

An increase in capacity prices in New England and PJM improved quarterly Net Income comparisons by $0.02 per share. A 2% increase in generation output improved Net Income comparisons by $0.01 per share as higher gas send-out due to colder than normal weather improved quarterly Net Income comparisons by $0.01 per share. A decline in the average price received on energy hedges was partially offset by an increase in market prices on unhedged output resulting in a decline in quarter-over-quarter Net Income of $0.01 per share. A decline in O&M expense improved Net Income comparisons by $0.03 per share. A decline in depreciation, interest and taxes combined to improve fourth quarter Net Income comparisons by $0.01 per share.

Output from Power’s generating facilities in the fourth quarter was 2% greater than output in the year-ago quarter. Quarterly comparisons were influenced by the timing of nuclear plant refueling outages and increased demand in response to colder than normal weather. For the year, based on results for the fourth quarter, output of 51 TWh was stronger than our forecast provided at the end of the third quarter, which called for full year output of 49 – 50 TWh. The nuclear fleet operated at an average capacity factor of 89.9% in the quarter, resulting in a full year capacity factor of 93.9%, and producing record electric output for the year of 31.8 TWh. Power’s gas-fired CCGT fleet operated at an average capacity factor of ~40% in the quarter resulting in a full-year capacity factor of ~47% producing 13.6 TWh of electric energy for the year. For the quarter, output from the coal fleet declined slightly as the result of outage work at the Keystone station. For the full year, output from the coal fleet increased 12% to 5.3 TWh as an increase in gas prices improved its competitiveness.

Power is forecasting an improvement in output for 2018 to 55- 57 TWh. Following completion of the recent Basic Generation Service (BGS) auction in NJ, approximately 80% – 85% of production for the year is hedged at an average price of $40 per MWh. For 2019, Power has hedged 55% – 60% of forecast production of 59 – 61 TWh at an average price of $38 per MWh.

Power is forecasting a further increase in output for 2020 to 63 – 65 TWh. Approximately 25% - 30% of Power’s output in 2020 is hedged at an average price of $38 per MWh. The forecast of output for 2018 and 2019 has improved since our last forecast with an increase in spark spreads. The forecast for 2018 – 2020 includes generation associated with the mid-2018 commercial start-up of 1300 MWs of new, gas-fired combined cycle capacity at the Keys Energy Center in Maryland and Sewaren in New Jersey, and the mid-2019 commercial operation of the 485 MW gas-fired combined cycle generating unit in Bridgeport Harbor, Connecticut.

For 2018, non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA at PSEG Power are forecast to be $485 million - $560 million and $1,075 million - $1,180 million, respectively.

PSEG Enterprise/Other

PSEG Enterprise/Other reported Net Income for the fourth quarter of 2017 of $126 million ($0.25 per share) compared to Net Income of $11 million ($0.02 per share) for the fourth quarter of 2016. For the full year, PSEG Enterprise/Other reported Net Income of $122 million, ($0.24 per share) compared to a Net Loss in 2016 of $20 million ($0.04 per share). The results for 2017 include a one-time, non-cash earnings benefit of $147 million related to the reduction in the federal corporate income tax rate and a decrease in Energy Holdings’ deferred tax liabilities partially offset by an after-tax charge taken earlier in the year related to on-going challenges facing NRG REMA, LLC. The results for 2016 reflect after-tax charges for lease-related impairments.

PSEG Enterprise/Other reported a non-GAAP operating loss in the fourth quarter 2017 of $21 million ($0.04 per share) compared to non-GAAP Operating Earnings of $17 million ($0.03 per share) in the year-ago quarter. The results for the fourth quarter brought PSEG Enterprise/Other non-GAAP Operating Earnings for the full year to $20 million ($0.03 per share) versus $72 million ($0.14 per share) in 2016.

The decline in non-GAAP Operating Earnings year-over-year reflects the impact of a $15 million after-tax contribution to the PSEG Foundation as well as certain tax items at the Parent and PSEG Energy Holdings in fourth quarter of 2017 and the absence of certain tax items that occurred in the fourth quarter of 2016 at Energy Holdings.

For 2018, non-GAAP Operating Earnings for PSEG Enterprise/Other are forecast to be $35 million.

###

About PSEG:

Public Service Enterprise Group (NYSE:PEG) is a publicly traded diversified energy company with annual revenue of $9.1 billion. Its operating subsidiaries are: Public Service Electric and Gas Company (PSE&G), PSEG Power LLC, and PSEG Long Island.

PSE&G is New Jersey’s oldest and largest regulated gas and electric delivery utility, serving nearly three-quarters of the state’s population. PSE&G is the winner of the ReliabilityOne Award for superior electric system reliability.

PSEG Power LLC is an independent power producer that generates and sells electricity in the PJM, New York and New England wholesale power markets.

Non-GAAP Financial Measures

Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. Non-GAAP Operating Earnings exclude the impact of returns (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and material one-time items such as the revaluation of deferred tax liabilities and the impact of the retirement of the Hudson and Mercer coal stations on Power.

Management believes the presentation of non-GAAP Adjusted EBITDA for Power is useful to investors and other users of our financial statements in evaluating operating performance because it provides them with an additional tool to compare business performance across companies and across periods. Management also believes that non-GAAP Adjusted EBITDA is widely used by investors to measure operating performance without regard to items such as income tax expense, interest expense and depreciation and amortization, which can vary substantially from company to company depending upon, among other things, the book value of assets, capital structure and whether assets were constructed or acquired. Non-GAAP Adjusted EBITDA also allows investors and other users to assess the underlying financial performance of our fleet before management’s decision to deploy capital. Non-GAAP Adjusted EBITDA excludes the same items as our non-GAAP Operating Earnings measure as well as income tax expense, interest expense and depreciation and amortization.

See Attachment 12 for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA. The presentation of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA is intended to complement, and should not be considered an alternative to the presentation of Net Income, which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA as presented in this release may not be comparable to similarly titled measures used by other companies.

Due to the forward looking nature of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA guidance, PSEG is unable to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measure. Management is unable to project certain reconciling items, in particular MTM and NDT gains (losses), for future periods due to market volatility.

Forward-Looking Statements

Certain of the matters discussed in this presentation about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the United States Securities and Exchange Commission (SEC) including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to:

•	fluctuations in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units;

•	our ability to obtain adequate fuel supply;

•	any inability to manage our energy obligations with available supply;

•	increases in competition in wholesale energy and capacity markets;

•	changes in technology related to energy generation, distribution and consumption and customer usage patterns;

•	economic downturns;

•	third party credit risk relating to our sale of generation output and purchase of fuel;

•	adverse performance of our decommissioning and defined benefit plan trust fund investments and changes in funding requirements;

•	changes in state and federal legislation and regulations;

•	the impact of pending rate case proceedings;

•	regulatory, financial, environmental, health and safety risks associated with our ownership and operation of nuclear facilities;

•	adverse changes in energy industry laws, policies and regulations, including market structures and transmission planning;

•	changes in federal and state environmental regulations and enforcement;

•	delays in receipt of, or an inability to receive, necessary licenses and permits;

•	adverse outcomes of any legal, regulatory or other proceeding, settlement, investigation or claim applicable to us and/or the energy industry;

•	changes in tax laws and regulations;

•	the impact of our holding company structure on our ability to meet our corporate funding needs, service debt and pay dividends;

•	lack of growth or slower growth in the number of customers or changes in customer demand;

•	any inability of Power to meet its commitments under forward sale obligations;

•	reliance on transmission facilities that we do not own or control and the impact on our ability to maintain adequate transmission capacity;

•	any inability to successfully develop or construct generation, transmission and distribution projects;

•	any equipment failures, accidents, severe weather events or other incidents that impact our ability to provide safe and reliable service to our customers;

•	our inability to exercise control over the operations of generation facilities in which we do not maintain a controlling interest;

•	any inability to recover the carrying amount of our long-lived assets and leveraged leases;

•	an inability to maintain sufficient liquidity;

•	any inability to realize anticipated tax benefits or retain tax credits;

•	challenges associated with recruitment and/or retention of key executives and a qualified workforce;

•	the impact of our covenants in our debt instruments on our operations; and

•	the impact of acts of terrorism, cybersecurity attacks or intrusions.

All of the forward-looking statements made in this presentation are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this presentation apply only as of the date of this presentation. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this presentation are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

From time to time, PSEG, PSE&G and PSEG Power release important information via postings on their corporate website at http://investor.pseg.com. Investors and other interested parties are encouraged to visit the corporate website to review new postings. The “Email Alerts” link at http://investor.pseg.com may be used to enroll to receive automatic email alerts and/or Really Simple Syndication (RSS) feeds regarding new postings.

Visit PSEG at: www.pseg.com; PSEG blog, Energize!; PSEG My Alerts!

TO FOLLOW AND CONNECT WITH PSEG VIA SOCIAL MEDIA, CLICK ON THE LINKS BELOW:

PSEG Social Media Channels: PSEG on Facebook; PSEG on Twitter; PSEG on LinkedIn; PSEG on YouTube; https://www.youtube.com/user/PSEGvideo

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Three Months Ended December 31, 2017
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$2,096	$(293)	$1,545	$844

OPERATING EXPENSES
Energy Costs	700	(425)	603	522
Operation and Maintenance	769	72	370	327
Depreciation and Amortization	265	9	179	77

Total Operating Expenses	1,734	(344)	1,152	926

OPERATING INCOME	362	51	393	(82)

Income from Equity Method Investments	3	—	—	3
Other Income and (Deductions)	50	(22)	20	52
Other-Than-Temporary Impairments	(3)	—	—	(3)
Interest Expense	(102)	(13)	(80)	(9)

INCOME/(LOSS) BEFORE INCOME TAXES	310	16	333	(39)

Income Tax Benefit (Expense)	646	110	(113)	649

NET INCOME	$956	$126	$220	$610

Reconciling Items Excluded from Net Income (b)	(667)	(147)	(10)	(510)

OPERATING EARNINGS (non-GAAP)	$289	$(21)	$210	$100

Earnings Per Share

NET INCOME	$1.88	$0.25	$0.43	$1.20

Reconciling Items Excluded from Net Income (b)	(1.31)	(0.29)	(0.02)	(1.00)

OPERATING EARNINGS (non-GAAP)	$0.57	$(0.04)	$0.41	$0.20

	Three Months Ended December 31, 2016
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$2,090	$(306)	$1,475	$921

OPERATING EXPENSES
Energy Costs	675	(418)	588	505
Operation and Maintenance	793	92	365	336
Depreciation and Amortization	797	8	153	636

Total Operating Expenses	2,265	(318)	1,106	1,477

OPERATING INCOME (LOSS)	(175)	12	369	(556)

Income from Equity Method Investments	2	—	—	2
Other Income and (Deductions)	24	(1)	21	4
Other-Than-Temporary Impairments	(3)	—	—	(3)
Interest Expense	(97)	(4)	(75)	(18)

INCOME (LOSS) BEFORE INCOME TAXES	(249)	7	315	(571)

Income Tax Benefit (Expense)	151	4	(122)	269

NET INCOME (LOSS)	$(98)	$11	$193	$(302)

Reconciling Items Excluded from Net Income (Loss) (b)	377	6	—	371

OPERATING EARNINGS (non-GAAP)	$279	$17	$193	$69

Earnings Per Share

NET INCOME (LOSS)	$(0.19)	$0.02	$0.38	$(0.59)

Reconciling Items Excluded from Net Income (Loss) (b)	0.73	0.01	—	0.72

OPERATING EARNINGS (non-GAAP)	$0.54	$0.03	$0.38	$0.13

(a)	Includes activities at Energy Holdings, PSEG Long Island and the Parent as well as intercompany eliminations.
(b)	See Attachments 11 and 12 for details of items excluded from Net Income/(Loss) to compute Operating Earnings (non-GAAP).

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Year Ended December 31, 2017
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$9,084	$(1,080)	$6,234	$3,930

OPERATING EXPENSES
Energy Costs	2,800	(1,546)	2,363	1,983
Operation and Maintenance	2,869	397	1,434	1,038
Depreciation and Amortization	1,986	33	685	1,268

Total Operating Expenses	7,655	(1,116)	4,482	4,289

OPERATING INCOME (LOSS)	1,429	36	1,752	(359)

Income from Equity Method Investments	14	—	—	14
Other Income and (Deductions)	228	(16)	87	157
Other-Than-Temporary Impairments	(12)	—	—	(12)
Interest Expense	(391)	(38)	(303)	(50)

INCOME (LOSS) BEFORE INCOME TAXES	1,268	(18)	1,536	(250)

Income Tax Benefit (Expense)	306	140	(563)	729

NET INCOME	$1,574	$122	$973	$479

Reconciling Items Excluded from Net Income (b)	(86)	(102)	(10)	26

OPERATING EARNINGS (non-GAAP)	$1,488	$20	$963	$505

Earnings Per Share

NET INCOME	$3.10	$0.24	$1.92	$0.94

Reconciling Items Excluded from Net Income (b)	(0.17)	(0.21)	(0.02)	0.06

OPERATING EARNINGS (non-GAAP)	$2.93	$0.03	$1.90	$1.00

	Year Ended December 31, 2016
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$9,061	$(1,183)	$6,221	$4,023

OPERATING EXPENSES
Energy Costs	3,001	(1,552)	2,567	1,986
Operation and Maintenance	3,008	390	1,475	1,143
Depreciation and Amortization	1,476	30	565	881

Total Operating Expenses	7,485	(1,132)	4,607	4,010

OPERATING INCOME (LOSS)	1,576	(51)	1,614	13

Income from Equity Method Investments	11	—	—	11
Other Income and (Deductions)	124	—	79	45
Other-Than-Temporary Impairments	(28)	—	—	(28)
Interest Expense	(385)	(12)	(289)	(84)

INCOME (LOSS) BEFORE INCOME TAXES	1,298	(63)	1,404	(43)

Income Tax Benefit (Expense)	(411)	43	(515)	61

NET INCOME (LOSS)	$887	$(20)	$889	$18

Reconciling Items Excluded from Net Income (Loss) (b)	588	92	—	496

OPERATING EARNINGS (non-GAAP)	$1,475	$72	$889	$514

Earnings Per Share

NET INCOME (LOSS)	$1.75	$(0.04)	$1.75	$0.04

Reconciling Items Excluded from Net Income (Loss) (b)	1.15	0.18	—	0.97

OPERATING EARNINGS (non-GAAP)	$2.90	$0.14	$1.75	$1.01

(a)	Includes activities at Energy Holdings, PSEG Long Island and the Parent as well as intercompany eliminations.
(b)	See Attachments 11 and 12 for details of items excluded from Net Income/(Loss) to compute Operating Earnings (non-GAAP).

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Capitalization Schedule

(Unaudited, $ millions)

	December 31, 2017	December 31, 2016
DEBT
Commercial Paper and Loans	$542	$388
Long-Term Debt*	13,068	11,395

Total Debt	13,610	11,783

STOCKHOLDERS’ EQUITY
Common Stock	4,961	4,936
Treasury Stock	(763)	(717)
Retained Earnings	9,878	9,174
Accumulated Other Comprehensive Loss	(229)	(263)

Total Stockholders’ Equity	13,847	13,130

Total Capitalization	$27,457	$24,913

*	Includes current portion of Long-Term Debt

Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, $ millions)

	Year Ended December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,574	$887
Adjustments to Reconcile Net Income to Net Cash Flows From Operating Activities	1,687	2,424

NET CASH PROVIDED BY OPERATING ACTIVITIES	3,261	3,311

NET CASH USED IN INVESTING ACTIVITIES	(4,256)	(4,248)

NET CASH PROVIDED BY FINANCING ACTIVITIES	885	966

Net Change in Cash and Cash Equivalents	(110)	29

Cash and Cash Equivalents at Beginning of Period	423	394

Cash and Cash Equivalents at End of Period	$313	$423

Attachment 5

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Quarter-over-Quarter EPS Reconciliation

December 31, 2017 vs. December 31, 2016

(Unaudited)

Attachment 6

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Year-over-Year EPS Reconciliation

December 31, 2017 vs. December 31, 2016

(Unaudited)

Attachment 7

PUBLIC SERVICE ELECTRIC & GAS COMPANY

Retail Sales and Revenues

(Unaudited)

December 31, 2017

Electric Sales and Revenues

Sales (millions kWh)	Three Months Ended	Change vs. 2016	Year Ended	Change vs. 2016
Residential	2,856	2.5%	13,069	-4.6%
Commercial & Industrial	6,588	1.1%	27,344	-0.7%
Street Lighting	96	-2.7%	327	-2.6%
Interdepartmental	2	-2.0%	9	-3.9%

Total	9,542	1.5%	40,749	-2.0%

Revenue ($ millions)
Residential	$398	3.9%	$1,910	-7.5%
Commercial & Industrial	338	3.0%	1,631	-1.0%
Street Lighting	19	6.6%	68	0.4%
Other Operating Revenues*	193	8.6%	755	11.0%

Total	$948	4.5%	$4,364	-2.2%

Weather Data	Three Months Ended	Change vs. 2016	Year Ended	Change vs. 2016
THI Hours - Actual	1,159	154.8%	16,644	-14.4%
THI Hours - Normal	316		16,126

*	Primarily sales of Non-Utility Generator energy to PJM and Transmission related revenues.

Attachment 8

PUBLIC SERVICE ELECTRIC & GAS COMPANY

Retail Sales and Revenues

(Unaudited)

December 31, 2017

Gas Sold and Transported

Sales (millions therms)*	Three Months Ended	Change vs. 2016	Year Ended	Change vs. 2016
Firm Sales
Residential Sales	463	5.0%	1,407	0.9%
Commercial & Industrial	296	4.4%	990	2.6%

Total Firm Sales	759	4.8%	2,397	1.6%

Non-Firm Sales
Commercial & Industrial	191	-40.8%	1,170	-38.0%

Total Non-Firm Sales	191		1,170

Total Sales	950	-9.2%	3,567	-16.0%

Revenue ($ millions)
Residential Sales - Firm	$154	14.7%	$391	8.0%
Commercial & Industrial - Firm Sales	70	6.7%	250	29.0%
Non-Firm Sales	5	-34.3%	25	-6.4%
Other Operating Revenues**	46	4.7%	175	0.8%

Total	$275	9.2%	$841	11.2%

Gas Transported	$322	1.8%	$1,029	2.4%

Weather Data	Three Months Ended	Change vs. 2016	Year Ended	Change vs. 2016
Degree Days - Actual	1,596	4.5%	4,385	0.4%
Degree Days - Normal	1,594		4,670

*	CSG rate included in non-firm sales
**	Primarily Appliance Service.

Attachment 9

PSEG POWER LLC

Generation Measures*

(Unaudited)

	GWhr Breakdown Three Months Ended December 31,		GWhr Breakdown Year Ended December 31,
	2017	2016	2017	2016
Nuclear - NJ	5,130	4,737	20,944	18,615
Nuclear - PA	2,545	2,551	10,861	10,938

Total Nuclear	7,675	7,288	31,805	29,553

Fossil - Coal**	1,301	1,343	5,337	4,776

Fossil - Oil & Natural Gas - NJ	1,736	1,866	8,625	11,955
Fossil - Oil & Natural Gas - NY	1,277	1,263	5,304	5,202
Fossil - Oil & Natural Gas - CT	10	(5)	18	24

Total Oil & Natural Gas	3,023	3,124	13,947	17,181

	11,999	11,755	51,089	51,510

	% Generation by Fuel Type Three Months Ended December 31,		% Generation by Fuel Type Year Ended December 31,
	2017	2016	2017	2016
Nuclear - NJ	43%	40%	41%	36%
Nuclear - PA	21%	22%	21%	21%

Total Nuclear	64%	62%	62%	57%

Fossil - Coal**	11%	12%	11%	9%

Fossil - Oil & Natural Gas - NJ	14%	16%	17%	24%
Fossil - Oil & Natural Gas - NY	11%	10%	10%	10%
Fossil - Oil & Natural Gas - CT	0%	0%	0%	0%

Total Oil & Natural Gas	25%	26%	27%	34%

	100%	100%	100%	100%

*	Excludes Solar and Kalaeloa
**	Includes Pumped Storage. Pumped Storage accounted for <1% of total generation for the three months and year ended December 31, 2017 and 2016, respectively.

Attachment 10

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Statistical Measures

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Weighted Average Common Shares Outstanding (millions)
Basic	505	505	505	505
Diluted	508	508	507	508

Stock Price at End of Period			$51.50	$43.88

Dividends Paid per Share of Common Stock	$0.43	$0.41	$1.72	$1.64

Dividend Yield			3.3%	3.7%

Book Value per Common Share			$27.45	$26.01

Market Price as a Percent of Book Value			188%	169%

Total Shareholder Return	12.3%	5.8%	21.8%	17.8%

Attachment 11

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidated Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	($ millions, Unaudited)

Net Income (Loss)	$956	$(98)	$1,574	$887
(Gain) Loss on Nuclear Decommissioning Trust (NDT) Fund Related Activity, pre-tax (PSEG Power)	(64)	(9)	(133)	(5)
(Gain) Loss on Mark-to-Market (MTM), pre-tax (a) (PSEG Power)	167	77	167	168
Hudson/Mercer Early Retirement, pre-tax (PSEG Power)	15	555	975	669
Lease Related Activity, pre-tax (PSEG Enterprise/Other)	—	10	77	147
Income Taxes related to Operating Earnings (non-GAAP) reconciling items, excluding Tax Reform (b)	(40)	(256)	(427)	(391)
Tax Reform	(745)	—	(745)	—

Operating Earnings (non-GAAP)	$289	$279	$1,488	$1,475

PSEG Fully Diluted Average Shares Outstanding (in millions)	508	508	507	508

	($ Per Share Impact - Diluted, Unaudited)

Net Income (Loss)	$1.88	$(0.19)	$3.10	$1.75
(Gain) Loss on NDT Fund Related Activity, pre-tax (PSEG Power)	(0.12)	(0.02)	(0.26)	(0.01)
(Gain) Loss on MTM, pre-tax (a) (PSEG Power)	0.33	0.15	0.33	0.33
Hudson/Mercer Early Retirement, pre-tax (PSEG Power)	0.03	1.10	1.92	1.32
Lease Related Activity, pre-tax (PSEG Enterprise/Other)	—	0.02	0.15	0.29
Income Taxes related to Operating Earnings (non-GAAP) reconciling items, excluding Tax Reform (b)	(0.08)	(0.52)	(0.84)	(0.78)
Tax Reform	(1.47)	—	(1.47)	—

Operating Earnings (non-GAAP)	$0.57	$0.54	$2.93	$2.90

(a)	Includes the financial impact from positions with forward delivery months.

(b)	Income tax effect calculated at 40.85% statutory rate, except for lease related activity which is calculated at a combined leveraged lease effective tax rate, NDT related activity which is calculated at the 40.85% statutory rate plus a 20% tax on income (losses) from qualified NDT funds.

Attachment 12

PSE&G Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	($ millions, Unaudited)

Net Income	$220	$193	$973	$889
Tax Reform	(10)	—	(10)	—

Operating Earnings (non-GAAP)	$210	$193	$963	$889

PSEG Fully Diluted Average Shares Outstanding (in millions)	508	508	507	508

PSEG Power Operating Earnings (non-GAAP) and Adjusted EBITDA (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	($ millions, Unaudited)

Net Income (Loss)	$610	$(302)	$479	$18
(Gain) Loss on NDT Fund Related Activity, pre-tax	(64)	(9)	(133)	(5)
(Gain) Loss on MTM, pre-tax (a)	167	77	167	168
Hudson/Mercer Early Retirement, pre-tax	15	555	975	669
Income Taxes related to Operating Earnings (non-GAAP) reconciling items, excluding Tax Reform(b)	(40)	(252)	(395)	(336)
Tax Reform	(588)	—	(588)	—

Operating Earnings (non-GAAP)	$100	$69	$505	$514
Depreciation and Amortization, pre-tax (c)	77	85	333	329
Interest Expense, pre-tax (c) (d)	8	18	48	83
Income Taxes (c)	11	(17)	286	275

Adjusted EBITDA (non-GAAP)	$196	$155	$1,172	$1,201

PSEG Fully Diluted Average Shares Outstanding (in millions)	508	508	507	508

(a)	Includes the financial impact from positions with forward delivery months.
(b)	Income tax effect calculated at 40.85% statutory rate, except for NDT related activity which is calculated at the 40.85% statutory rate plus a 20% tax on income (losses) from qualified NDT funds.
(c)	Excludes amounts related to Operating Earnings (non-GAAP) reconciling items.
(d)	Net of capitalized interest.

PSEG Enterprise/Other

Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	($ millions, Unaudited)

Net Income (Loss)	$126	$11	$122	$(20)
Lease Related Activity, pre-tax	—	10	77	147
Income Taxes related to Operating Earnings (non-GAAP) reconciling items, excluding Tax Reform(a)	—	(4)	(32)	(55)
Tax Reform	(147)	—	(147)	—

Operating Earnings (non-GAAP)	$(21)	$17	$20	$72

PSEG Fully Diluted Average Shares Outstanding (in millions)	508	508	507	508

(a)	Income tax effect calculated at a combined leveraged lease effective tax rate.